UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 24, 2017

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

300 Vesey Street

New York, NY 10282

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

On October 24, 2017, the Board of Directors (the “Board”) of Virtu Financial, Inc. (the “Company”) appointed Mr. Joseph J. Grano, Jr. to serve as a Class II director.  Mr. Grano will serve as an independent member of the Board and has also been appointed to serve on the Board’s Audit Committee.  Mr. Grano was recommended as a nominee to the Board by the Company’s Nominating and Corporate Governance Committee.

Mr. Grano has more than 30 years’ experience in the securities and financial services industries.  He is the former Chairman of UBS Financial Services Inc. and the former President, CEO and Chairman of UBS PaineWebber.  He has also previously served in various senior management positions with Merrill Lynch & Co., as well as serving as Chairman of the Board of Governors of the National Association Of Securities Dealers (NASD).  In addition to his industry experience, Mr. Grano serves as a member of the City University of New York’s Business Leadership Council and President of the Advisory Board of Law Enforcement Against Drugs, and has previously served as the Chairman of the Homeland Security Advisory Council and the Vice Chairman of the Queens College Foundation Board of Trustees, among other civic and philanthropic endeavors.

Mr. Grano will be compensated for his service as a non-employee director in the manner similar to that described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 19, 2017 (File No. 001-37352) under “Executive Compensation — Compensation of our Directors.”

In connection with Mr. Grano’s election to the Board, the Company has entered into an indemnification agreement with Mr. Grano in substantially the same form as the indemnification agreement entered into with other directors of the Company that was previously filed with the SEC as Exhibit 10.2 to the Company’s Registration Statement on February 20, 2015 on Form S-1 (File No. 333-194473).  The indemnification agreement provides, in general, that the Company will indemnify Mr. Grano to the fullest extent permitted by law in connection with his service to the Company or on the Company’s behalf.

Following the appointment of Mr. Grano, the Board consists of eleven directors.  The Company may add one or more new directors as business needs and opportunities arise.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.

99.1	Press release of Virtu Financial, Inc. dated October 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virtu Financial, Inc.

	By:	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: October 25, 2017